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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 22, 1998, included in the Proxy Statement of Photon Dynamics, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Photon Dynamics for the registration of 1,960,000 shares of its common stock.


/s/ ERNST & YOUNG LLP


San Jose, California
October 1, 1999